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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-37280) pertaining to the 1990 incentive stock option plan, 1998 stock plan, 1999 stock plan, 2000 stock plan, 2000 employee stock purchase plan and 2000 director option plan, of our report dated January 29, 2001 (except as to Note 12, as to which the date is March 21, 2001), with respect to the consolidated financial statements and schedule of New Focus Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                            /s/Ernst & Young LLP
San Jose, California
March 28, 2001